UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 22, 2013
Date of Report (Date of earliest event reported)

TOUCHIT TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-151252	26-2477977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Big Beaver Road Suite 200 Troy, Michigan	48084
(Address of principal executive offices)	(Zip Code)

(248) 680-6700 or 00 44 207 858 1045
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
__________

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.03 AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

Certificate of Amendment to Articles of Incorporation

On March 19, 2013, the Board of Directors of Touchit Technologies, Inc., a Nevada corporation (the “Company”) authorized an increase in the Company's shares of common stock to 9750,00,000 shares. On March 22, 2013, the Company filed a Certificate of Amendment with the Nevada Secretary of State to increase its authorized capital to 975,000,000  shares of common stock, par value $0.001 (the “Increase in Authorized”). The Increase in Authorized was effective with the Nevada Secretary of State on March 22, 2013 when the Certificate of Amendment was filed. The Increase in Authorized was approved by the Board of Directors pursuant to written consent resolutions dated March 19, 2013 and further approved by the shareholders holding a majority of the total issued and outstanding shares of common stock of the Company pursuant to written consent resolutions dated March 19, 2013.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01     Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

3.1.2   Certificate of Amendment dated March  22, 2013 filed with the Nevada Secretary of State.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOUCHIT TECHNOLOGIES INC.

DATE: March 25, 2013	/s/Andrew Brabin
Name: Andrew Brabin
Title: President/Chief Executive Officer